Exhibit 10.18

OYSTER POINT MARINA PLAZA

Seventh Amendment to Office Lease

THIS SEVENTH AMENDMENT TO OFFICE LEASE (the “Seventh Amendment”) is made and entered into as of October 1, 2004, by and between KASHIWA FUDOSAN AMERICA, INC., a California corporation (“Landlord”) and TITAN PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

Recitals

A.                          Landlord and Tenant have heretofore entered into that certain lease dated February 14, 1996 (the “Lease”) for premises originally described as Suite 505 (the “Premises”), initially containing approximately 3,866 rentable square feet of space in the building located at 400 Oyster Point Boulevard, South San Francisco, California (the “Building”), which forms part of the office building complex commonly known as Oyster Point Marina Plaza (the “Complex”).

B.                            The Lease has heretofore been amended by the following instruments (collectively the “Addenda”):

(i)                  First Amendment to Lease dated as of March 25, 1997;

(ii)               Second Amendment to Lease dated as of May 22, 1998;

(iii)            Third Amendment to Lease dated as of November 11, 2000;

(iv)           Fourth Amendment to Lease dated as of April 9, 2001;

(v)              Fifth Amendment to Lease dated as of December 5, 2001; and

(vi)           Sixth Amendment to Lease dated as of August 1, 2002.

C.                            The parties mutually desire to amend the terms of the Lease to extend its Term, expand the Premises, and in certain other respects, all on and subject to the terms and conditions hereof.

Agreement

Now, therefore, in consideration of the mutual terms and conditions herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1                      EFFECT OF AMENDMENT.  Landlord and Tenant agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below will be deemed to be part of the Lease and shall supersede, to the extent they differ, any contrary provisions in the Lease.  Terms defined in the Lease shall have the same meanings in this Seventh Amendment, unless a different definition is set forth in this Seventh Amendment.  The term Lease as used herein shall be deemed to include the Addenda, each of which may also be referred to separately herein.

2                      EFFECTIVE DATE.  The amendments and changes specified in this Seventh Amendment shall become effective on July 1, 2005 (the “Effective Date”).  Notwithstanding the foregoing, this Seventh Amendment shall constitute the fully-binding agreement and contract of the parties from and after the date of the parties’ execution and delivery of this Seventh Amendment to each other.

Oyster Point Marina Plaza Seventh Amendment to Office Lease

Kashiwa Fudosan America, Inc. :: Titan Pharmaceuticals, Inc.

3                      SUMMARY TABLE.  The Table set forth in ¶ 3 of Sixth Amendment is hereby superseded and replaced in its entirety by the following table, which shall constitute the Table under § 1.2 of the Lease for all purposes from and after the Effective Date of this Seventh Amendment:

Periods	Suite No.	RSF	USF	Monthly Base Rent	Tenant’s Share Bldg	Tenant’s Share Complex	Base Year
July 1, 2005 through June 30, 2006	505	18,774	16,325	$47,873.70	8.100%	4.042%	2005
	504	3,821	3,323	$9,743.55	1.649%	0.823%
July 1, 2006 through June 30, 2007	505	18,774	16,325	$38,111.22	8.100%	4.042%	2005
	504	3,821	3,323	$7,756.63	1.649%	0.823%
July 1, 2007 through June 30, 2008	505	18,774	16,325	$39,049.92	8.100%	4.042%	2005
	504	3,821	3,323	$7,947.68	1.649%	0.823%
July 1, 2008 through June 30, 2009	505	18,774	16,325	$39,988.62	8.100%	4.042%	2005
	504	3,821	3,323	$8,138.73	1.649%	0.823%
July 1, 2009 through June 30, 2010	505	18,774	16,325	$40,927.32	8.100%	4.042%	2005
	504	3,821	3,323	$8,329.78	1.649%	0.823%

In the event of any conflict between the terms contained in the Table and the terms contained in subsequent paragraphs of this Seventh Amendment, the terms of the Table shall control, except as may be expressly varied in any subsequent paragraph of this Seventh Amendment.

4                      EXTENSION OF LEASE TERM.  The Term of the Lease specified in § 1.4 of the Lease, as heretofore modified in the Addenda, is hereby extended for an additional period of three (3) years (the “Extension Term”) commencing on July 1, 2007 (the “Extension Term Commencement Date”), and the Expiration Date of the Lease is hereby amended accordingly to June 30, 2010 as shown in the Table.

5                      EXTENSION TERM BASE RENT.  The Base Rent for the Premises specified in § 1.5 of the Lease, as heretofore modified in the Addenda, shall be the amounts specified as Monthly Base Rent in the Table above for the various periods and spaces set forth in the Table from and after the Effective Date.

6                      BASE YEAR.  As specified in the Table above, the Base Year for the purposes calculating Tenant’s Share of Increased Operating Expenses and Increased Taxes under Article 4 of the Lease shall be calendar year 2005 from and after the Effective Date.

7                      CONDITION OF PREMISES.  Tenant shall accept the Premises, any existing Improvements in the Premises, and the Systems and Equipment serving the same in an “as is” condition on the Extension Term Commencement Date, and Landlord shall have no obligation to improve, alter, remodel, or otherwise modify the Premises in connection with Tenant’s continued occupancy of the Premises from and after the Effective Date.

7.1       Landlord’s Improvement Allowance.  Notwithstanding anything to the contrary in ¶ 7 above, Landlord agrees to provide a tenant improvement allowance in the amount of Forty Thousand Dollars ($40,000.00) (the “Improvement Allowance”) to be used for improvements (including preparation of any and all design documents or “as-built” drawings for existing or future improvements) that Tenant may elect to make in the Premises after the Effective Date hereof.  Any and all such improvements that Tenant may elect to make shall be subject to the terms and provisions of Article 9 of the Lease, including Landlord’s obligation under § 9.2.1 to provide as-built drawings to Tenant; provided, that, from and after July 1, 2004, Landlord agrees to reduce the amount of the administrative fee stated in the fifth (5th ) line of § 9.5 of the Lease from fifteen percent (15%) to eight percent (8%) in connection with Tenant’s utilization of the Improvement Allowance for the construction and installation of improvements in the Premises.  Landlord agrees that the Improvement Allowance shall be available for Tenant’s use during the entire Extension Term, provided that all work of construction and installation associated with Tenant’s draw upon the Improvement Allowance shall be reasonably calculated to be completed prior to the Expiration Date as herein amended.  Landlord shall own any “as-built” plans for any existing or future improvements.

8                      PROPERTY. Subsection 1.6.4 of the Lease is hereby amended by the addition of the following sentence at the end of the paragraph:

If Landlord enters the Premises to exercise any of the foregoing rights, Landlord shall provide reasonable advance written or oral notice (and in no event less than twenty-four (24) hours’ notice) to Tenant’s on-site manager or appropriate person (except in emergencies)  Landlord agrees to schedule repair activities hereunder and maintenance activities under § 25.3 below that might cause interruption or inconvenience to Tenant outside of the Business hours specified in § 8.1.1 to the extent reasonably possible without requiring Landlord to expend additional time or incur additional expense that could otherwise be avoided.

9                      OPTION TO RENEW.  Tenant’s Extension Option specified in § 1.7 of the Lease shall apply to the period following the Expiration Date of the Lease as amended in ¶ 4 above.

10               HVAC.  Subsection 8.1(c)  is hereby amended by the addition of the following sentence at the end of the paragraph:

The parties agree that, in order to maintain the comfortable temperature range to be maintained hereunder during Business Hours, Landlord shall endeavor to maintain the temperature within the Premises during Business Hours in conformity with the industry-standard 1995 ASHRAE Standards, provided that deviation from such standards shall not form the basis for any liability hereunder.

11               INTERRUPTION OF SERVICES.  Subsection 8.7 of the Lease is hereby amended by modifying the last sentence as follows:

Landlord shall use commercially reasonable efforts to minimize disruption to Tenant during any foreseeable interruption of services and shall take appropriate action to correct any such interruption as soon as reasonably possible after receipt of Tenant’s written notice thereof.

12               LANDLORD’S RIGHT TO MAINTAIN.  Subsection 25.4 of the Lease is hereby amended and restated in its entirety to read as follows:

In connection with entering the Premises to exercise any of the foregoing rights, Landlord shall: (a) provide reasonable advance written or oral notice (and in no event less than one (1) business day’s notice) to Tenant’s on site manager or other appropriate person (except in emergencies), and (b) take reasonable steps to avoid any unreasonable interference with Tenant’s business.  Landlord and its service providers shall schedule repair and maintenance work outside of normal Business Hours whenever reasonably possible without requiring Landlord to expend additional time or incur additional expense that could otherwise be avoided.  Repair work that is required to repair broken parts or system malfunctions shall be considered emergency situations.

13               NO DISCLOSURE.  Tenant agrees that it shall not disclose any of the matters set forth in this Seventh Amendment or disseminate or distribute any information concerning the terms, details, or conditions hereof to any person, firm, or entity without obtaining the express written approval of Landlord.

14               NO OFFER.  Submission of this Seventh Amendment is not an offer to enter into the same but a solicitation for such an offer by Tenant.  Tenant agrees that its execution of this Seventh Amendment constitutes a firm offer to enter the same which may not be withdrawn for a period of thirty (30) working days after delivery to Landlord.  Landlord shall not be bound by this Seventh Amendment until Landlord has executed and delivered the same to Tenant.  This Seventh Amendment shall not be relied upon by any other party, individual, corporation, partnership, or other entity as a basis for terminating its lease with Landlord.

15               DEFINED TERMS.  Terms used herein that are defined in the Lease shall have the meanings therein defined, unless a different definition is set forth in this Seventh Amendment.  In the event of any conflict between the provisions of the Lease, and this Seventh Amendment, the terms of this Seventh Amendment shall prevail.

16               SURVIVAL.  Warranties, representations, agreements, and obligations contained in this Seventh Amendment shall survive the execution and delivery of this Seventh Amendment and shall survive any and all performances in accordance with this Seventh Amendment.

17               COUNTERPARTS.  This Seventh Amendment may be executed in any number of counterparts, which each severally and all together shall constitute one and the same Seventh Amendment.

18               ATTORNEYS’ FEES.  If any party obtains a judgement against any other party or parties by reason of breach of this Seventh Amendment, reasonable attorneys’ fees and costs as fixed by the court shall be included in such judgement against the losing party or parties.

19               SUCCESSORS.  This Seventh Amendment and the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, successors, and assigns of the parties.

20               AUTHORITY.  Each of the individuals executing this Seventh Amendment represents and warrants that he or she is authorized to execute this Seventh Amendment on behalf of the party for whom he or she is executing this Seventh Amendment and that by his or her signature such party is legally bound by the terms, covenants, and conditions of this Seventh Amendment.

21               GOVERNING LAW.  This Seventh Amendment shall be construed and enforced in accordance with the laws of the State of California.

22               CONTINUING VALIDITY OF LEASE.  Except as expressly modified herein, the Lease remains in full force and effect.

23               CONFLICTS.  In the event of any conflict between the provisions of this Seventh Amendment and those of the Lease or of the Addenda, the terms and conditions of this Seventh Amendment shall control.

24               WHOLE AGREEMENT.  The mutual obligations of the parties as provided herein are the sole consideration for this Seventh Amendment, and no representations, promises, or inducements have been made by the parties other than as appear in this Seventh Amendment, which supersedes any previous negotiations.  There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Seventh Amendment.  This Seventh Amendment may not be amended except in writing signed by all the parties.

In witness whereof, the parties have executed this Seventh Amendment as of the date first above written.

Landlord:	KASHIWA FUDOSAN AMERICA, INC., a California corporation

	By:	/s/ Haru Takehana
Haru Takehana, Director

Tenant:	TITAN PHARMACEUTICALS, INC., a Delaware corporation

	By:	/s/ Louis R. Bucalo
Louis R. Bucalo
[name typed]

	Its:	Chairman, President & CEO